                                                                   EXHIBIT 10.52




                               PUT/CALL AGREEMENT

         This Put/Call Agreement (the "Agreement") is made and entered into this 17th day of November, 1999 by and between PRESIDENTIAL SUITES, LTD., a Florida limited partnership ("Presidential") and PRECISION RESPONSE CORPORATION, a Florida corporation ("PRC").

                               W I T N E S S E T H

         WHEREAS, Presidential entered into that certain Lease Agreement (the "Lease") having an effective date of October 29, 1999, wherein Crossroads Business Park Associates is the landlord and Presidential is the tenant, for the lease of premises consisting of approximately 3,388 rentable square feet on the third floor of Building Two in Crossroads Business Park located at 8151 West Peters Road, Plantation, Florida 33317; and

         WHEREAS, PRC leases space in the aforesaid Building Two which is adjacent to the premises leased by Presidential under the Lease; and

         WHEREAS, Presidential desires the right to assign its interest in the Lease to PRC and to convey its furniture, fixtures and equipment commonly kept on the leased premises ("FF&E") to PRC and to thereupon cause PRC to assume the obligations of tenant under the Lease all in accordance with the terms and conditions set forth herein; and

         WHEREAS, PRC desires the right to cause Presidential to assign its interest in the Lease to PRC and to convey the FF&E to PRC and to thereupon assume the obligations of tenant under the Lease all in accordance with the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the promises, agreements, representations, warranties, and covenants hereinafter set forth, Presidential and PRC agree as follows:

         1. RECITALS. The foregoing recitals are true and correct and incorporated herein in their entirety.

         2. TERMS. Unless otherwise defined herein, capitalized terms shall have the meaning given them in the Lease.

         3. PRESIDENTIAL RIGHT TO ASSIGN LEASE. Subject to the terms and conditions set forth herein, and provided no Event of Default has occurred and is continuing under the Lease, Presidential has the absolute right at any time during the Term by giving written notice (the "Put Notice"), to assign its interest in the Lease to PRC and to convey the FF&E to PRC, whereupon PRC will assume the obligations of Tenant under the Lease accruing from and after the Assignment and Assumption Effective Date (as hereinafter defined) and accept the FF&E. Notwithstanding the foregoing, Presidential may not deliver the Put Notice prior to the receipt of a final Certificate of Occupancy for the Premises from the City of Plantation.

         4. PRC RIGHT TO CAUSE ASSIGNMENT OF LEASE. Subject to the terms and conditions set forth herein, PRC has the absolute right at any time during the Term by giving written notice (the "Call Notice"), to cause Presidential to assign its interest in the Lease to PRC provided PRC thereupon assumes the obligations of Tenant under the Lease accruing from and after the Assignment and Assumption Effective Date (as hereinafter defined) and accepts the FF&E.

         5. PROCEDURE FOR ASSIGNMENT AND ASSUMPTION OF LEASE AND CONVEYANCE OF FF&E. In the event Presidential exercises its rights under paragraph 3 hereof or PRC exercises its rights under paragraph 4 hereof, the assignment of Presidential's interest in the Lease and the assumption by PRC of the Tenant's obligations under the Lease shall be evidenced by an Assignment and Assumption Agreement (the "Assignment and Assumption Agreement") substantially in the form attached hereto as Exhibit "A," but subject to the reasonable comments of the Landlord, and the conveyance of the FF&E shall be evidenced by a Bill of Sale in the form of that attached hereto as Exhibit B (the "Bill of Sale"). Following delivery of the Put Notice or Call Notice, as the case may be, Presidential and PRC shall agree in writing upon the effective date of the Assignment and Assumption Agreement (the "Assignment and Assumption Effective Date"), which date shall be the first day of a calendar month; provided, however, if the parties are unable to agree, the Assignment and Assumption Effective Date shall be the first date which is at least 90 days from the date of delivery of the Put Notice or Call Notice, as the case may be, and which is the first day of a calendar month.

                  The parties acknowledge the provisions of subparagraph 14.01(e) of the Lease and agree to cooperate in good faith to comply with such provisions. Not later than 20 days prior to the Assignment and Assumption Effective Date (the "Delivery Date"), Presidential and PRC shall jointly deliver to Landlord (i) written notice of the assignment and assumption of Presidential's interest in the Lease, which notice shall include a request that the Landlord release Presidential from all liability accruing under the Lease from and after the Assignment and Assumption Effective Date, and (ii) a copy of the fully executed Assignment and Assumption Agreement (effective as of the Assignment and Assumption Effective Date). On the Delivery Date, PRC shall deliver to Landlord, with copy to Presidential, (i) evidence that it has in place all insurance required to be maintained under the Lease which insurance policies shall name Landlord as an additional insured and (ii) a substitute letter of credit which letter of credit shall be in the amount required for the Letter of Credit as of the Assignment and Assumption Effective Date and otherwise comply with the requirements of the Lease for the Letter of Credit and be sufficient to cause Landlord to release to Presidential the existing Letter of Credit as of or before the Assignment and Assumption Effective Date. On the Delivery Date, the party which delivered the Put Notice or Call Notice, as the case may be, shall deliver to Landlord the administrative charge required by 14.01(e)(iv) of the Lease.

                  On the Delivery Date, Presidential shall deliver to PRC (i) a certificate certifying to PRC that all the representations and warranties of Presidential contained in this Agreement are true and correct in all material respects and will be true and correct in all material respects as of the

Assignment and Assumption Effective Date and (ii) documentation sufficient to allow PRC to determine the TI Adjustment (as defined below) and the FF&E Payment (as defined below).

                  No sooner than 45 days, and no later than 30 days, prior to the Assignment and Assumption Effective Date, Presidential shall request in writing from Landlord an estoppel certificate to be addressed to PRC and otherwise in accordance with subparagraph 27.01(j) of the Lease.

                  On the Assignment and Assumption Effective Date, Presidential shall deliver to PRC (i) the Premises, broom-clean and free of Presidential's personal property, other than the FF&E, (ii) the FF&E in the condition required hereby, (iii) the Assignment and Assumption Agreement, (iv) the Bill of Sale, and (v) all keys and access devices for the Premises and any and all plans and specifications, certificates of occupancy, approvals, licenses, permits, architectural drawings, permits, warranties and guaranties pertaining to the Premises and Interior Buildout, all assigned to PRC to the extent assignable.

         On the Assignment and Assumption Effective Date, PRC shall deliver to Presidential the Assignment and Assumption Agreement, and PRC shall pay to Presidential (i) the FF&E Payment (as defined below), and (ii) the TI Adjustment (as defined below).

         On the Assignment and Assumption Effective Date, Presidential and PRC shall jointly deliver to Landlord instruction to release the Letter of Credit to Presidential.

         On the Assignment and Assumption Effective Date, Presidential shall pay PRC or PRC shall pay Presidential, as appropriate, the payments required by the first sentence of the following Section.

         6. FINANCIAL MATTERS UNDER THE LEASE. It is the intent of the parties that all monetary obligations of Presidential under the Lease shall be made current by Presidential at or prior to the Assignment and Assumption Effective Date. To the extent necessary or appropriate, the parties shall prorate Rent, utilities and other financial matters as of the Assignment and Assumption Effective Date and make payment of prorated items to the appropriate party on the Assignment and Assumption Effective Date. To the extent Presidential's obligations under the Lease are not ascertainable as of the Assignment and Assumption Effective Date (such as Tenant's Proportionate Share of Operating Expenses), the parties agree to promptly adjust and pay or reimburse the same when such matters are ascertainable.

                  Following the Assignment and Assumption Effective Date, PRC shall have the right, but not the obligation, to contest Landlord's determination of Tenant's Percentage Share of Operating Costs for the calendar year during which the Assignment and Assumption Effective Date falls. PRC and Presidential agree to provide the other party with copies of all notices and evidence concerning Landlord's determination of Tenant's Proportionate Share of Operating Costs which either party receives from Landlord for such calendar year. Presidential may at its expense contest Landlord's determination of Tenant's Proportionate Share of Operating Expenses if PRC does not elect to do so. Any savings as a result of such contest shall be prorated between the parties as of the Assignment and Assumption Effective Date after reimbursing the contesting party for the costs and expenses of contest.

         7. TENANT IMPROVEMENT ADJUSTMENT/FF&E PAYMENT. Promptly, but in no event later than sixty (60) days following the completion of the Interior Buildout and the furnishing of the Premises, Presidential shall deliver to PRC such documentation and other support as PRC may reasonably request demonstrating
(i) the cost of the tenant improvements constructed or installed in the Premises (other than the FF&E) by or on behalf of Presidential (the "TI Cost"), (ii) the portion of Landlord's Contribution actually paid to Presidential in cash, and not in the form of a rent credit (the "Paid Contribution"), and (iii) the cost of the FF&E. Within thirty (30) days following receipt of such documentation and support, the parties shall seek to agree as to the amount of the difference between the TI Cost and the Paid Contribution (the "Difference") and the cost of the FF&E (the "FF&E Cost"). If the parties are unable to agree as to the amount of the Difference or the FF&E Cost, the same shall be determined by PRC's then independent public accountants, which determination shall be conclusive. The Difference and the FF&E Cost shall be amortized over the portion of the initial Term remaining after the final certificate of occupancy for the Premises has been issued. The unamortized Difference as of the Assignment and Assumption Effective Date shall be the "TI Adjustment"; the unamortized FF&E Cost as of the Assignment and Assumption Effective Date shall be the "FF&E Payment." The parties shall adjust the FF&E Cost from time to time as FF&E is added to or removed from the Premises using the procedure set forth in this Section. The cost of any FF&E which is added to the Premises shall be amortized over an assumed ten year term.

         8. PRESIDENTIAL REPRESENTATIONS AND WARRANTIES. Presidential represents and warrants to PRC that as of the date of this Agreement and as of the Assignment and Assumption Effective Date:

                  (i) Presidential is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Florida.

                  (ii) Presidential has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Presidential and is a valid and binding agreement of Presidential, enforceable in accordance with its terms.

                  (iii) The negotiation, execution, delivery and performance of this Agreement by Presidential, and the consummation of the transactions contemplated hereby, do not and will not conflict with or result in any breach of any of the provisions of, constitute a default under, or result in a violation of the Lease, or require any authorization, consent, approval, exemption or other action by or notice to any third party other than the notice to Landlord required by 14.01(e) of the Lease.

                  (iv) There are no actions, suits, proceedings, orders, investigations or claims pending or threatened against Presidential, or to which Presidential is a party, at law or in equity, or before or by any court, tribunal, governmental department, commission, board, bureau, agency or instrumentality, or otherwise which pertain to the Lease or the Premises.

                  (v) There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement or for which Presidential is obligated as a result of the Lease or its negotiation.

                  (vi) To the best of Presidential's knowledge, the Premises are not in material violation of any law or any regulation or requirement, and Presidential has not received notice of any such violation.

                  (vii) To the best of Presidential's knowledge there is no condition, circumstance, or set of facts that constitutes a significant hazard to health, safety, property, or the environment relating to the Premises or Building.

                  (viii) Attached hereto as Schedule 1 is a true, correct and complete copy of the Lease containing all amendments and modifications thereto.

                  (ix) Presidential has accepted possession of the Premises from Landlord subject to the Interior Buildout.

                  (x) Presidential has delivered the Letter of Credit to Landlord.

                  (xi) No Event of Default has occurred under the Lease nor has any event occurred which, but for notice and the passage of time, would constitute an Event of Default under the Lease.

         9. PRC REPRESENTATIONS AND WARRANTIES. PRC represents and warrants to Presidential that as of the date of this Agreement and as of the Assignment and Assumption Effective Date:

                  (i) PRC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida.

                  (ii) PRC has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby. This Agreement has been duly executed and delivered by PRC and is the valid and binding agreement of PRC.

                  (iii) The execution, delivery and performance of this Agreement by PRC and the consummation of the transactions contemplated hereby do not and will not conflict with or result in any breach of any of the provisions of, or require any authorization, consent, approval, exemption or other action by or notice to any third party under the provisions of the Articles of Incorporation or ByLaws of PRC or any other agreement or instrument to which PRC is a party.

                  (iv) There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of PRC.

         10. COVENANTS OF PRESIDENTIAL. Presidential covenants and agrees with PRC that from the date hereof until the Assignment and Assumption Effective
Date:

                  (i) Presidential shall not amend or modify or consent to any amendment or modification of the Lease without the prior written consent of PRC, which consent shall not be unreasonably withheld or delayed;

                  (ii) Presidential shall faithfully and diligently cause the Interior Buildout to occur in accordance plans and specifications to be prepared by Presidential and thereafter occupy and maintain the Premises and FF&E in accordance with the Lease;

                  (iii) Presidential shall comply in all respects with the terms and conditions of the Lease and shall cause the Landlord to comply with all terms and condition of the Lease; and

                  (iv) Presidential shall not pledge, transfer, assign, sublet, hypothecate or otherwise encumber the Lease or the Premises, or any portion thereof, or any interest of Presidential in the Premises or in the Lease.

         11.      CONDITIONS PRECEDENT.

                  (a) PRC shall not be obligated to consummate the transaction described in this Agreement unless:

                           (i) Presidential shall have performed in all material respects all of the agreements, covenants and obligations contained in this Agreement to be performed or complied with by Presidential on or prior to the Assignment and Assumption Effective Date; and

                           (ii) All representations and warranties made by Presidential hereunder shall be true, complete and accurate in all material respects on the date hereof and as of Assignment and Assumption Effective Date.

PRC, in its sole discretion, may waive any of the foregoing conditions in this paragraph 11(a).

                  (b) Presidential shall not be obligated to consummate the transactions described in this Agreement unless:

                           (i) PRC has performed in all material respects all of the obligations and agreements performable by PRC hereunder; and

                           (ii) All the representations and warranties made by PRC hereunder are true and correct in all material respects on the date hereof and as of the Assignment and Assumption Effective Date; and

                           (iii) Landlord delivers to Presidential a release from all liability accruing under the Lease from and after the Assignment and Assumption Effective Date.

Presidential, in its sole discretion, may waive any of the foregoing conditions in this paragraph 11(b).

         12.      MISCELLANEOUS.

                  12.01 SURVIVAL. The representations and warranties of Presidential and PRC shall survive delivery of the Assignment and Assumption Agreement.

                  12.02 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time prior to consummation of the transactions contemplated hereby:

                  (i)      By the mutual consent of Presidential and PRC;

                  (ii) By PRC if there shall be any Event of Default under the Lease at any time following the delivery of the Put Notice or Call Notice, as the case may be;

                  (iii) Presidential has materially breached any representation or warranty herein or failed to perform any material obligation or condition hereof and such breach or failure shall not have been cured in manner, form and substance reasonably satisfactory to PRC;

                  (iv) By Presidential if PRC has materially breached any representation or warranty herein or failed to perform any material obligation or condition hereof and such breach or failure has not been cured in manner, form and substance reasonably satisfactory to Presidential.

                  12.03 EXPENSES. Each party will pay all of its expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated by this Agreement.

                  12.04 AMENDMENTS AND WAIVERS. The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

                  12.05 NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be given by hand or by registered mail, return receipt requested, addressed as follows:

         If to Presidential:

                  c/o Mark Gordon, President
                  19951 Northeast 39th Place
                  Aventura, Florida 33180

         If to PRC:

                  1505 Northwest 167th Street
                  Miami, Florida  33169
                  Attention:  General Counsel

Any party hereto may specify in writing a different address for such purpose by notice to the other parties.

                  12.06 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party without the prior written consent of the other party hereto.

                  12.07 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provision of this Agreement unless the consummation of the transaction contemplated hereby is adversely affected thereby.

                  12.08 COMPLETE AGREEMENT. This document and the documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

                  12.09 NO THIRD-PARTY BENEFICIARIES. This Agreement shall be for the benefit only of the parties hereto, and their respective successors and assigns.

                  12.10 GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement will be governed by the laws of the State of Florida without reference to any conflict of laws rules.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement intending to be legally bound hereby.

                                           PRESIDENTIAL SUITES, LTD., a Florida
                                           limited partnership

                                           By: Presidential Suites Corp.,
                                               a Florida corporation, as
                                               its sole general partner

/s/  ESTHER HERNANDEZ                          By:    /s/  MARK GORDON
----------------------------------                    --------------------------
                                               Name:  Mark Gordon
/s/  DOROTHY DEDARIO                           Title: President
----------------------------------
                                           PRECISION RESPONSE CORPORATION,
                                           a Florida corporation

/s/  ESTHER HERNANDEZ                          By:    /s/  DAVID EPSTEIN
----------------------------------                    --------------------------
                                               Name:  David Epstein
/s/  DOROTHY DEDARIO                           Title: Chief Executive Officer
----------------------------------

                                    EXHIBIT A

                  [Form of Assignment and Assumption Agreement]

                       ASSIGNMENT AND ASSUMPTION OF LEASE



THE STATE OF FLORIDA     )
                         )         KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF MIAMI-DADE     )


     THIS ASSIGNMENT AND ASSUMPTION OF LEASE (the "ASSIGNMENT"), is executed and delivered effective as of the ___ day of __________, ______ by and between Presidential Suites, Ltd., a Florida limited partnership ("ASSIGNOR"), and Precision Response Corporation, a Florida corporation ("ASSIGNEE");


                               W I T N E S S E T H:


     Assignor, as tenant, has heretofore entered into a certain Lease Agreement (the "Lease") with Crossroads Business Park Associates, as landlord, for lease of Premises located on the third floor of Building Two at Crossroads Business Park located at 8151 West Peters Road, Plantation, Florida 33317, a true copy of the Lease being attached hereto as Exhibit A.

     NOW, THEREFORE, for and in consideration of the premises and the agreements and covenants herein set forth, together with the sum of Ten Dollars ($10.00) and other good and valuable consideration this day paid and delivered by Assignee to Assignor, the receipt and sufficiency of which by Assignor are hereby confirmed and acknowledged, Assignor does hereby ASSIGN, TRANSFER, SET OVER, and DELIVER unto Assignee all of the Assignor's interest as tenant in and to the Lease and all of the rights, benefits and privileges of the tenant thereunder, subject to all terms, conditions, reservations, and limitations set forth in the Lease.

     TO HAVE AND TO HOLD all and singular the tenant's interest in and to the Lease unto Assignee, its successors, and assigns, and Assignor does hereby bind itself, its successors, and assigns, to warrant and forever defend all and singular the tenant's interest in and under the Lease unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or attempting to claim the same, or any part thereof by, through and under Assignor, but not otherwise.

     Such assignment of the Lease by Assignor to Assignee is made on the following terms and conditions:

     Assignee assumes Assignor's interest under the Lease and agrees to perform all of the terms, covenants, obligations, and conditions of the Lease on the part of the tenant therein required to be performed, from and after the effective date hereof, but not prior thereto. Assignee hereby covenants and agrees to indemnify, save, and hold harmless Assignor from and against any and all demands, claims, assessments, costs, damages, penalties, attorney's fees, loss, liability, claims, actions or causes of action in any way directly or indirectly arising from, out of or relating to Assignee's acts, omissions, breaches or failures to perform with respect to the Lease from and after the effective date of this Assignment. Assignor acknowledges to Assignee and landlord under the Lease that this Assignment does not release Assignor from liability under the Lease unless the Landlord under the Lease specifically releases Assignor.

     It is further agreed that Assignee is not responsible under the Lease for the discharge and performance of the tenant's obligations and duties thereunder prior to the effective date hereof and Assignor hereby covenants and agrees to indemnify, save, and hold harmless Assignee from and against any and all demands, claims, assessments, costs, damages, penalties, attorney's fees, loss, liability, claims, actions or causes of action in any way directly or indirectly arising from, out of or relating to Assignor's acts or omissions with respect to the Lease prior to the effective date hereof.

     All of the covenants, terms, and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, Assignee and Assignor have executed this Assignment effective as of the date set forth above.


WITNESSES:                          ASSIGNOR:

                                    Presidential Suites, Ltd., a Florida limited partnership


                                             By:  Presidential Suites Corp., a
                                                  Florida corporation, its sole
                                                  general partner

                                                  By:
---------------------------                          ---------------------------
                                                  Name:
---------------------------                            -------------------------
                                                  Title:
                                                        ------------------------





                                    ASSIGNEE:

                                    Precision Response Corporation, a Florida corporation




                                    By:
---------------------------            ---------------------------
                                    Name:
---------------------------              -------------------------
                                    Title:
                                          ------------------------

                                   EXHIBIT A



                                    [Lease]

                                   EXHIBIT B


                             [FORM OF BILL OF SALE]

                                  EXHIBIT "B"


                                  BILL OF SALE


     Presidential Suites, Ltd., ("Assignor") for and in consideration of $10.00 and other good and valuable consideration from Precision Response Corporation ("Assignee"), receipt and sufficiency of which is acknowledged, grants, bargains, sells, transfers and delivers to Assignee and Assignee's successors and assigns all of the goods, chattels and personal property ("FF & E") described on Exhibit A hereto.

     TO HAVE AND TO HOLD the same forever.

     AND Seller covenants with Assignee and Assignee's successors and assigns that: Assignor is the lawful owner of the FF & E; the FF & E is free from all encumbrances; Assignor has good right to sell the FF & E; and Assignor will warrant and defend the sale of the FF & E to Assignee and Assignee's successors and assigns against the lawful claims and demands of all persons whomsoever.

     Seller has executed this instrument, as _____________________, _______.



Signed, sealed and delivered             Presidential Suites, Ltd.
in the presence of:

                                         By: Presidential Suites Corp., it sole
                                             general partner


------------------------------

                                         By:
                                            ------------------------------
                                         Name:
                                              ----------------------------
                                         Title:
                                               ---------------------------

------------------------------

                                   EXHIBIT A


                                    (FF & E)

                                   SCHEDULE 1


                                  [The Lease]













                                       12